UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 20, 2005

PINNACLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	000-24784	94-3003809
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

280 North Bernardo Avenue

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 526-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2005 Pinnacle Systems, Inc., a California corporation (“Pinnacle”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Avid Technology, Inc., a Delaware corporation (the “Avid”), and Highest Mountain Corporation, a California corporation and wholly-owned subsidiary of Avid, by which Avid has agreed to acquire Pinnacle (the “Merger”) and in which at the effective time of the Merger each issued and outstanding share of common stock of Pinnacle would be converted into the right to receive .0869 share of Avid stock plus $1.00 in cash. Immediately prior to the execution of the Merger Agreement certain officers and directors of each of Pinnacle and Avid entered into voting agreements in favor of matters required for consummation of the Merger. Consummation of the Merger is subject to reciprocal closing conditions, including shareholder approvals, antitrust approvals, absence of governmental restraints, effectiveness of a Form S-4 registration statement and accuracy of representations. The Merger Agreement contains certain termination rights for both Pinnacle and Avid, and further provides that, upon termination of the Merger Agreement upon specified circumstances, the terminating party must pay a termination fee of $15 million. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

In connection with the Merger, Pinnacle and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) entered into an amendment dated as of March 20, 2005 (the “Rights Amendment”) to the Amended and Restated Preferred Stock Rights Agreement dated as of October 20, 2004 (the “Rights Agreement”). The effect of the Rights Amendment is to permit the Merger and the other transactions contemplated by the Merger Agreement to occur without triggering any distribution or adverse event under the Rights Agreement. A copy of the Rights Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights Amendment is qualified in its entirety by reference to the full text of the Rights Amendment.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Avid plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Avid and Pinnacle plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Avid, Pinnacle, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Avid and Pinnacle through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Pinnacle by contacting Deborah B. Demer of Demer IR Counsel, Inc. at telephone number 925.938.2678, extension 224.

Avid and Pinnacle, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Avid’s directors and executive officers is contained in Avid’s Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 16, 2004, which are filed with the SEC and available free of charge as indicated above. Information regarding Pinnacle’s directors and executive officers is contained in Pinnacle’s Form 10-K for the year ended June 30, 2004 and its proxy statement dated September 30, 2004, which are filed with the SEC and available free of charge as indicated above. The interests of Avid’s and Pinnacle’s respective directors and executive officers in the solicitations with respect to the transactions in particular will be more specifically set forth in the Registration Statement and the Joint Proxy Statement/Prospectus filed with the SEC, which will be available free of charge as indicated above.

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Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Avid Technology, Inc., Highest Mountain Corporation and the Registrant dated as of March 20, 2005.

4.1	Amendment to Amended and Restated Rights Agreement entered into as of March 20, 2005 between the Registrant and Mellon Investor Services LLC.

99.1	Voting Agreement among certain officer and directors of the Registrant, Avid Technology, Inc. and the Registrant dated March 20, 2005.

99.2	Voting Agreement among certain officer and directors of Avid Technology, Inc., Avid Technology, Inc. and the Registrant dated March 20, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE SYSTEMS, INC.

By:	/s/ SCOTT E. MARTIN
Scott E. Martin
Senior Vice President, Human Resources and Legal

Date: March 21, 2005

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